Exhibit 99.1

RUDOLPH TECHNOLOGIES AND AUGUST TECHNOLOGY CORPORATION
PROPOSED MERGER REGISTRATION STATEMENT DECLARED EFFECTIVE

- Shareholders of Both Companies to Vote on Proposed Merger on February 15, 2006 -

Flanders, NJ, and Bloomington, MN, January 17, 2006 — Rudolph Technologies, Inc. (Nasdaq: RTEC), a worldwide leader in the design, development, manufacture and support of high-performance process control metrology and defect inspection systems used by semiconductor device manufacturers, and August Technology Corporation (Nasdaq: AUGT), a leading supplier of inspection and defect analysis solutions for the microelectronic industries, announced today that the Securities and Exchange Commission has declared effective the S-4 Registration Statement concerning the agreement and plan of merger between them.  The Joint Proxy Statement/Prospectus contained in the registration statement will be mailed to Rudolph stockholders and August Technology shareholders of record as of January 5, 2006, and the companies will hold their respective special meetings of shareholders on February 15, 2006, to vote on their proposed merger.

Rudolph Technologies Special Meeting Information:

Rudolph’s special meeting of stockholders will be held on February 15, 2006 at 11:00 am (EST) at the company’s principal executive offices at One Rudolph Road, Flanders, New Jersey for stockholders preferring to vote in person on the issuance of shares of Rudolph common stock in connection with the merger with August Technology and certain other matters.  Shares of Rudolph common stock held in “Street Name” will not be voted by the Rudolph stockholder’s broker/dealer unless the stockholder instructs its broker as to how (s)he wants the vote recorded.

Stockholders of record as of 5:00 pm (EST) on January 5, 2006 will be entitled to vote at the special meeting. Rudolph will commence the mailing of its definitive proxy statement to its stockholders on or about January 17, 2006.

August Technology Special Meeting Information:

August Technology’s special meeting of shareholders will be held on February 15, 2006 at
1:00 pm (CST) at the company’s principal executive offices at 4900 W. 78th Street, Bloomington, Minnesota for investors preferring to vote in person on the merger approval with Rudolph.  Shares of August Technology common stock held in “Street Name” will not be voted by the shareholder’s broker/dealer unless the shareholder instructs its broker as to how (s)he wants the vote recorded. Non-votes will not be counted in favor of the merger and will have the same effect as vote against approval of the merger.

Paul McLaughlin, Chairman and CEO of Rudolph Technologies, said, ”By merging with August Technology, we believe our company will be stronger, more competitive and more profitable.  Our board of directors is unanimously in favor of the merger, and we urge shareholders to join us in supporting it.”

“August Technology believes that the merger with Rudolph Technologies is in the best interests of August shareholders and our board of directors urges all shareholders to cast their votes to approve the merger,” said Jeff O’Dell, Chairman and CEO of August Technology Corporation.

On June 28, 2005, Rudolph signed a definitive merger agreement with August Technology. The transaction was unanimously approved by the board of directors of both companies and received notification on July 9, 2005 of early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The merger requires approval by each company’s shareholders. The proposed merger is expected to close in the first quarter of 2006.

About Rudolph Technologies, Inc.

Rudolph is a worldwide leader in the design, development, manufacture and support of high-performance process control metrology and defect inspection systems used by semiconductor device manufacturers. The Company’s products provide a full-fab solution through its families of proprietary systems, which are used throughout the device manufacturing process.  Rudolph’s product development has successfully anticipated and addressed many emerging trends that are driving the semiconductor industry’s growth in order to enhance the competitiveness of its products in the marketplace. The Company’s success in creating complementary metrology and inspection applications through aggressive research and development is key to Rudolph’s strategy for continued technological and market leadership. Additional information can be found on the company’s web site at www.rudolphtech.com.

About August Technology

August Technology’s automated inspection and data analysis solutions provide critical product and process enhancing information, which enables microelectronic device manufacturers to drive down costs and time to market. With the first all-surface advanced macro inspection solution, August Technology has incorporated frontside, backside and wafer edge inspection in a single system.  Following detection, August Technology’s decision tools correlate the defect data across surfaces and provide the comprehensive information necessary for device manufacturers to make process-enhancing decisions.  Headquartered in Bloomington, Minnesota, August Technology supports its customers with a worldwide sales and service organization. Additional information can be found on the company’s web site at www.augusttech.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify those so-called “forward-looking statements” by words such as “may,” “will,” “would,” “should,” “expects,”

“plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of those words and other comparable words. Rudolph and August wish to take advantage of the “safe harbor” provided for by the Private Securities Litigation Reform Act of 1995 and you are cautioned that actual events or results may differ materially from the expectations expressed in such forward-looking statements as a result of various factors, including risks and uncertainties, many of which are beyond the control of Rudolph and August. Factors that could cause actual results to differ materially from the expectations expressed in such forward-looking statements include, but are not limited to: (1) cyclicality of the semiconductor industry; (2) customer concentration; (3) introduction of new products by Rudolph’s or August’s competitors; (4) sole or limited sources of supply; (5) the merger agreement and the transactions contemplated thereby may not be approved by the companies’ shareholders; (6) conditions to the closing of the transaction may not be satisfied; (7) the businesses of Rudolph and August may not be integrated successfully, which may result in the combined company not operating as effectively and efficiently as expected or such integration may be more difficult, time-consuming or costly than expected; (8) expected combination benefits from the merger may not be fully realized or realized within the expected time frame; (9) revenues following the merger may be lower than expected; (10) costs, customer loss and business disruption, including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers, may be greater than expected following the consummation of the merger, or the effects of purchase accounting may be different from the companies’ expectations; (11) the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; (12) the businesses of the companies may suffer as a result of uncertainty surrounding the transaction; (13) the industry may be subject to future regulatory or legislative actions that could adversely affect the companies; (14) the impact of the slowdown in the overall economy; (15) uncertainty of the current global political environment; (16) the potential for terrorist attacks; (17) changes in customer demands for our existing and new products, the timing, cancellation or delay of customer orders and shipments; (18) the timing of revenue recognition of shipments; (19) changes in or an inability to execute our business strategy; (20) unanticipated manufacturing or supply problems and (21) changes in tax rules.  Rudolph and August cannot guarantee future results, levels of activity, performance, or achievements.  Additional factors that may affect the future results of Rudolph and August are set forth in their respective Form 10-K reports for the year ended December 31, 2004 and subsequent filings of Form 10-Q and Form 8-K with the Securities and Exchange Commission (“SEC”), which are available at http://www.sec.gov, the SEC’s website, and at the companies’ websites, which are http://www.rudolphtech.com and http://www.augusttech.com, respectively. These factors are updated from time to time through the filing of reports and registration statements with the SEC.

Additional Information and Where to Find It

Rudolph and August Technology have filed with the SEC, a definitive Joint Proxy Statement/Prospectus and other documents regarding the proposed merger described in this press release.  This Joint Proxy Statement/Prospectus will be sent to all security holders of Rudolph and August Technology seeking their approval of the transaction.  Investors are urged to read the Joint Proxy Statement/Prospectus, which contains important information, including detailed risk factors.  This Joint Proxy Statement/Prospectus and other documents filed by Rudolph and August Technology with the SEC are available at http://www.sec.gov, the SEC’s website, and at the companies’ websites, which are http://www.rudolphtech.com and http://www.augusttech.com, respectively.  In addition, investors may obtain free copies of the documents filed with the SEC by Rudolph or August Technology, without charge, by calling The Proxy Advisory Group of Strategic Surveillance, LLC at (866) 657-8728 or (212) 850-8150.  Investors are urged to read the Joint Proxy Statement/Prospectus and the other relevant materials before making any voting or investment decision with respect to the proposed merger.

Participants in the Solicitation

Rudolph, August Technology and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of August Technology and the stockholders of Rudolph, as the case may be, in connection with the proposed merger.  Information about those executive officers and directors of Rudolph and their ownership of Rudolph common stock is set forth in the proxy statement for Rudolph’s 2005 Annual Meeting of Stockholders, which was filed with the SEC on April 22, 2005. Information about the executive officers and directors of August Technology and their ownership of August Technology common stock is set forth in the proxy statement for August Technology’s 2005 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2005. Investors and security holders may obtain additional information regarding the direct and indirect interests of Rudolph, August Technology and their respective executive officers and directors in the proposed merger by reading the Joint Proxy Statement/Prospectus.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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For more information please contact:

Rudolph Technologies, Inc.	August Technology Corporation
Steve R. Roth, CFO	Stan Piekos, CFO
(973) 448-4302	(952) 259-1672
sroth@rudolphtech.com	Stan.piekos@augusttech.com

Jana Clerico	Virginia Becker, Communications
(973) 448-4316	(952) 259-1647
jclerico@rudolphtech.com	Virginia.becker@augusttech.com